Exhibit 23




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into CNF Transportation Inc.'s previously filed Registration Statement File Nos. 2-81030, 33-52599, 33-60619, 33-60625, 33-60629, 333-26595, 333-30327, 333-48733, 333-56667, 333-92399 and
333-36180.


/s/ ARTHUR ANDERSEN LLP

Portland, Oregon
June 21, 2000